Exhibit 4.4

EXECUTION COPY

SECOND SUPPLEMENTAL INDENTURE, dated as of April 1, 2011 (this “Second Supplemental Indenture”), by and between INTELSAT JACKSON HOLDINGS S.A. (f/k/a Intelsat Jackson Holdings, Ltd.), a société anonyme existing under the laws of Luxembourg (the “Issuer”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Issuer, Intelsat S.A. (f/k/a Intelsat, Ltd.), Intelsat (Luxembourg) S.A. (f/k/a Intelsat (Bermuda), Ltd.), and the Trustee are parties to an Indenture, dated as of July 1, 2008 (as supplemented by the Supplemental Indenture, dated as of July 1, 2009, between the Issuer and the Trustee, the “Indenture”), pursuant to which the Issuer issued $284,595,000 aggregate principal amount of its 11 1/2% Senior Notes due 2016 (the “Notes”);

WHEREAS, the Board of Directors of the Issuer has authorized the proposed amendments to the Indenture contemplated by this Second Supplemental Indenture (the “Proposed Amendments”);

WHEREAS, Section 9.02 of the Indenture provides, inter alia, that in certain circumstances the Issuer and the Trustee may amend the Indenture and the Notes with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding voting as a single class;

WHEREAS, the Issuer has distributed an Offer to Purchase and Consent Solicitation Statement, dated March 21, 2011 (the “Statement”), and accompanying Consent and Letter of Transmittal to the Holders of the Notes in connection with the Proposed Amendments as described in the Statement;

WHEREAS, the Holders of a majority in principal amount of the Notes outstanding voting as a single class have consented to the Proposed Amendments to the provisions of the Indenture and the Notes;

WHEREAS, the execution and delivery of this instrument has been duly authorized and all conditions and requirements necessary to make this instrument a valid and binding agreement have been duly performed and complied with;

WHEREAS, the Indenture provides that in connection with this Second Supplemental Indenture, the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, and such Officers’ Certificate and Opinion of Counsel have been delivered to the Trustee on the date hereof; and

WHEREAS, pursuant to Section 9.02 of the Indenture, the Issuer and the Trustee are authorized to execute and deliver this Second Supplemental Indenture;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer and the Trustee mutually covenant and agree for the equal and ratable benefit of all Holders of the Notes as follows:

ARTICLE 1 AMENDMENTS TO ARTICLE ONE—DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01. Section 1.01 of the Indenture is hereby amended by deleting the following definitions: “Acquired Indebtedness,” “Acquisition,” “Acquisition Documents,” “Acquisition Notes,” “Adjusted EBITDA,” “Asset Sale,” “Backstop Credit Facility,” “Base Offering Memorandum,” “Cash Contribution Amount,” “Cash Equivalents,” “Change of Control Offers,” “Consolidated Interest Expense,” “Consolidated Net Income,” “Consolidated Non-cash Charges,” “Consolidated Taxes,” “Consolidated Total Indebtedness,” “Contribution Indebtedness,” “Corp Notes,” “Cumulative Credit,” “Cumulative Interest Expense,” “Debt to Adjusted EBITDA Ratio,” “Designated Non-cash Consideration,” “Designated Preferred Stock,” “Disqualified Stock,” “Employee Transfer Agreement,” “Event of Loss,” “Event of Loss Proceeds,” “Exchange Offer Registration Statement,” “Excluded Contributions,” “Excluded Satellite,” “Existing Holdings Notes,” “Existing Subsidiary Indebtedness,” “FCC Licenses,” “Flow Through Entity,” “Foreign Subsidiary,” “G2 Transfer Agreement,” “Government Business Subsidiary,” “Independent Financial Advisor,” “In-Orbit Contingency Protection,” “In-Orbit Insurance,” “Intelsat Bermuda Intercompany Loan,” “Intelsat Bermuda Transfer,” “Intelsat Corp Refinancing,” “Intelsat Holdings,” “Intelsat Jackson Unsecured Credit Agreement,” “Intermediate Holdco Notes,” “Investment Grade Rating,” “Investment Grade Securities,” “Investments,” “Jackson Guaranteed Notes,” “License Subsidiary,” “Lockheed Note,” “Management Group,” “Master Intercompany Services Agreement,” “Moody’s,” “Net Income,” “Net Proceeds,” “Net Transponder Capacity,” “Offering Memorandum,” “Offering Memorandum Supplement,” “Outstanding Jackson Notes,” “Pari Passu Indebtedness,” “Permitted Holders,” “Permitted Investments,” “Permitted Liens,” “Preferred Stock,” “Presumed Tax Rate,” “Purchase Money Note,” “Qualified Receivables Financing,” “Rating Agency,” “Receivables Fees,” “Receivables Repurchase Obligation,” “Refinancings,” “Restricted Investment,” “S&P,” “Sale/Leaseback Transactions,” “Satellite,” “Satellite Manufacturer,” “Satellite Purchase Agreement,” “Satellite Purchaser,” “Secured Indebtedness Leverage Ratio,” “Senior Credit Documents,” “Serafina Assignment,” “Specified Intercompany Agreements,” “Specified PanAmSat Indebtedness,” “Specified Sale/Leaseback Transaction,” “Sponsors,” “Sub Holdco Notes,” “Subordinated Indebtedness,” “Subsidiary Transfer Transactions,” “Tax-affected Investor,” “Total Assets,” “Transaction Agreement,” “Transactions,” “TT&C Earth Station,” “TT&C Services,” “Voting Stock” and “Weighted Average Life to Maturity.”

Section 1.02. Section 1.02 of the Indenture is hereby amended by deleting the following definitions: “Affiliate Transaction,” “Asset Sale Offer,” “Change of Control,” “Change of Control Offer,” “covenant defeasance option,” “Covenant Suspension Event,” “Excess Proceeds,” “Intelsat General,” “Offer Period,” “Permitted Debt,” “Proxy Agreement,” “Refinancing Indebtedness,” “Refunding Capital Stock,” “Restricted Payments,” “Retired Capital Stock,” “Reversion Date,” “Secured Leverage Calculation Date,” “Specified Merger/Transfer Transaction,” “Successor Company,” “Successor Guarantor,” “Suspended Covenants,” “Suspension Date” and “Suspension Period.”

Section 1.03. Section 1.04(h) of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

(h) [Intentionally omitted].

Section 1.04. To the extent not expressly deleted pursuant to the amendments set forth under this Article 1, (a) any definitions used exclusively in the provisions of the Indenture deleted pursuant to the amendments set forth under this Second Supplemental Indenture are hereby deleted in their entirety from the Indenture and the Notes and (b) all references made to a definition deleted from the Indenture pursuant to this Article 1 are hereby deleted in their entirety.

ARTICLE 2 AMENDMENTS TO ARTICLE FOUR—COVENANTS

Section 2.01. Section 4.02 of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

SECTION 4.02. [Intentionally omitted].

Section 2.02. Section 4.03 of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

SECTION 4.03. [Intentionally omitted].

Section 2.03. Section 4.04 of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

SECTION 4.04. [Intentionally omitted].

Section 2.04. Section 4.05 of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

SECTION 4.05. [Intentionally omitted].

Section 2.05. Section 4.06 of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

SECTION 4.06. [Intentionally omitted].

Section 2.06. Section 4.07 of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

SECTION 4.07. [Intentionally omitted].

Section 2.07. Section 4.08 of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

SECTION 4.08. [Intentionally omitted].

Section 2.08. Section 4.09 of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

SECTION 4.09. [Intentionally omitted].

Section 2.09. Section 4.10 of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

SECTION 4.10. [Intentionally omitted].

Section 2.10. Section 4.11 of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

SECTION 4.11. [Intentionally omitted].

Section 2.11. Section 4.12 of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

SECTION 4.12. [Intentionally omitted].

Section 2.12. Section 4.14 of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

SECTION 4.14. [Intentionally omitted].

Section 2.13. Section 4.15 of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

SECTION 4.15. [Intentionally omitted].

Section 2.14. Section 4.16 of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

SECTION 4.16. [Intentionally omitted].

ARTICLE 3 AMENDMENTS TO ARTICLE FIVE—SUCCESSOR COMPANY

Section 3.01. Section 5.01 of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

SECTION 5.01. [Intentionally omitted].

Section 3.02. Section 5.02 of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

SECTION 5.02. [Intentionally omitted].

ARTICLE 4 AMENDMENTS TO ARTICLE SIX—DEFAULTS AND REMEDIES

Section 4.01. Section 6.01(c) of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

(c) [Intentionally omitted].

Section 4.02. Section 6.01(d) of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

(d) [Intentionally omitted].

Section 4.03. Section 6.01(e) of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

(e) [Intentionally omitted].

Section 4.04. Section 6.01(f) of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

(f) [Intentionally omitted].

Section 4.05. Section 6.01(g) of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

(g) [Intentionally omitted].

Section 4.06. Section 6.02 of the Indenture is hereby amended by deleting the phrase “(other than an Event of Default specified in Section 6.01(e) or (f) with respect to the Issuer)” in the first sentence of the first paragraph thereof, deleting the third sentence in the first paragraph thereof and deleting the second paragraph thereof.

ARTICLE 5 AMENDMENTS TO ARTICLE SEVEN—THE TRUSTEE

Section 5.01. Section 7.04 of the Indenture is hereby amended by deleting the phrase “of any Default or Event of Default under Section 6.01(c), (d), (e), (f) or (g) or” in the last sentence thereof.

Section 5.02. Section 7.07 of the Indenture is hereby amended by deleting the second sentence to the third paragraph thereof.

ARTICLE 6 AMENDMENTS TO ARTICLE EIGHT—DISCHARGE OF INDENTURE; DEFEASANCE

Section 6.01. The second and third paragraphs of Section 8.01 of the Indenture are hereby deleted and amended to read in their entirety as set forth below:

Subject to Sections 8.01(c) and 8.02, the Issuer at any time may terminate all of its obligations under the Notes and this Indenture (with respect to such Notes)

(“legal defeasance option”). In the event that the Issuer terminates all of its obligations under the Notes and this Indenture (with respect to such Notes) by exercising its legal defeasance option, the obligations of each Guarantor under its Guarantee of such Notes shall be terminated simultaneously with the termination of such obligations.

If the Issuer exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto.

Section 6.02. Section 8.02 of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

SECTION 8.02. Conditions to Defeasance.

(a) The Issuer may exercise its legal defeasance option only if:

(i) the Issuer irrevocably deposits in trust with the Trustee cash in U.S. Dollars or U.S. Government Obligations, the principal of and the interest on which will be sufficient, or a combination thereof sufficient, to pay the principal of, and premium (if any) and interest on the applicable Notes when due at maturity or redemption, as the case may be, including interest thereon to maturity or such redemption date;

(ii) the Issuer delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations, plus any deposited money without investment, will provide cash at such times and in such amounts as will be sufficient to pay principal, premium, if any, and interest when due on all the Notes to maturity or redemption, as the case may be;

(iii) [Intentionally omitted];

(iv) [Intentionally omitted];

(v) [Intentionally omitted];

(vi) [Intentionally omitted];

(vii) [Intentionally omitted]; and

(viii) [Intentionally omitted].

(b) [Intentionally omitted].

(c) Before or after a deposit, the Issuer may make arrangements satisfactory to the Trustee for the redemption of such Notes at a future date in accordance with Article 3.

ARTICLE 7 AMENDMENTS TO ARTICLE TEN—GUARANTEES

Section 7.01. Section 10.02(b)(ii), (iii) and (iv) of the Indenture are hereby deleted and amended to read in their entirety as set forth below and the second to last sentence of Section 10.02(b) is hereby deleted:

(ii) [Intentionally omitted], or

(iii) [Intentionally omitted], or

(iv) the Issuer’s exercise of its legal defeasance option pursuant to Article 8, or if the Issuer’s obligations under this Indenture are discharged in accordance with the terms of this Indenture.

Section 7.02. Section 10.06 of the Indenture is hereby deleted and amended to read in its entirety as set forth below:

SECTION 10.06. [Intentionally omitted].

ARTICLE 8 AMENDMENTS TO THE NOTES, EXHIBIT C AND EXHIBIT G

Section 8.01. Each of the Notes and Exhibit C are hereby amended by deleting the fifth and sixth sentences of the second paragraph under paragraph 4 on the reverse side thereof.

Section 8.02. Each of the Notes and Exhibit C are hereby amended by deleting and amending paragraph 8 on the reverse side thereof to read in its entirety as set forth below:

8. [Intentionally omitted].

Section 8.03. Each of the Notes and Exhibit C are hereby amended by deleting the section entitled “OPTION OF HOLDER TO ELECT PURCHASE.”

Section 8.04. Exhibit G of the Indenture is hereby deleted in its entirety.

ARTICLE 9 EFFECTIVENESS

Section 9.01. This Second Supplemental Indenture shall become a binding agreement between the parties hereto when executed by the parties hereto. The Proposed Amendments set forth herein shall become operative at the time and date at which the Issuer notifies the Trustee and Global Bondholder Services Corporation, in its capacity as depositary for the Notes in connection with the Offer and the Consent Solicitation (each as defined in the Statement), that the validly tendered Notes are accepted for purchase pursuant to, and subject to the conditions set forth in, the Statement.

ARTICLE 10 MISCELLANEOUS

Section 10.01. To the extent not expressly deleted pursuant to the amendments set forth in this Second Supplemental Indenture, all references to a provision of the Indenture deleted from the Indenture pursuant to this Second Supplemental Indenture are hereby deleted.

Section 10.02. Amendments to the Indenture pursuant to this Second Supplemental Indenture shall also apply to the Notes, including without limitation, provisions of the Notes amended as set forth in the amendments to the Exhibits to the Indenture.

Section 10.03. The Trustee accepts the trusts created by the Indenture, as amended and supplemented by this Second Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Indenture, as amended and supplemented by this Second Supplemental Indenture.

Section 10.04. All capitalized terms used and not defined herein shall have the respective meanings assigned to them in the Indenture.

Section 10.05. When the Proposed Amendments set forth herein shall become operative as provided in Article 9 above, the terms and conditions of this Second Supplemental Indenture shall be part of the terms and conditions of the Indenture for any and all purposes, and all the terms and conditions of both shall be read together as though they constitute one and the same instrument, except that in case of conflict, the provisions of this Second Supplemental Indenture will control.

Section 10.06. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Second Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

Section 10.07. All covenants and agreements in this Second Supplemental Indenture by the Issuer or the Trustee shall bind their respective successors and assigns, whether so expressed or not.

Section 10.08. In case any provisions in this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.09. Nothing in this Second Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors under the Indenture and the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under the Indenture.

Section 10.10. The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement. One signed copy is enough to prove this Second Supplemental Indenture.

Section 10.11. This Second Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 10.12. All provisions of this Second Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture; and the Indenture, as amended and supplemented by this Second Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

Section 10.13. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Issuer.

Section 10.14 The Section headings herein are for convenience only and shall not affect the construction thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first written above.

INTELSAT JACKSON HOLDINGS S.A.

By:
	Name:	Simon Van de Weg
	Title:	Secretary

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
	Name:	Martin Reed
	Title:	Vice President